                                                                     Exhibit 4.3


          FIRST AMENDMENT AND WAIVER dated as of December 7, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of July 25, 1997, as amended and restated as of March 29, 2001 (the "Credit Agreement"), among GRUPO IUSACELL CELULAR, S.A. de C.V., formerly known as Grupo Iusacell, S.A. de C.V. (the "Borrower"), the LENDERS party thereto (the "Lenders"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent and Collateral Agent (the "Agent").

          WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment, and the Required Lenders are willing to agree to such amendments on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

          2. Amendments to the Credit Agreement. (a) Section 6.02 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause
(f), relettering clause (g) as clause (h) and adding a new clause (g) as follows:

               "(g) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under any interest rate protection agreement or other interest hedging arrangement (if such interest rate protection or other interest hedging arrangement does not have a notional amount that, taken together with the notional amount of all other interest rate protection or interest rate hedging arrangements, exceeds the principal amount of the Indebtedness of the Borrower and its Subsidiaries with floating rates of interest) and any foreign currency exchange agreement or other currency exchange rate hedging arrangement and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates or currency exchange rates, respectively, and entered into for non-speculative purposes; and"

               (b) Section 6.05 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (j), replacing the period at the end of clause (k) with a semicolon and adding new clauses (l) and (m) as follows:

               "(l) loans or advances made by the Borrower to the Parent, in lieu of paying dividends permitted by Section 6.08(a)(ii), at such times and in such amounts as the Borrower would be permitted to declare and pay dividends under Section 6.08(a)(ii); and

               (m) so long as no Event of Default has occurred and is continuing, loans or advances made by the Borrower to the Parent, in lieu of paying dividends permitted by Section 6.08(a)(v), at such times and in such amounts as the Borrower would be permitted to declare and pay dividends under Section 6.08(a)(v); provided, however, that in no event shall the sum of the loans and advances permitted by this clause (m) and the dividends paid pursuant to Section 6.08(a)(v) exceed $5,000,000."

               (c) Section 6.08(a) of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (iii), replacing the period at the end of clause (iv) with "; and" and adding a new clause (v) as follows:

               "(v) so long as no Event of Default has occurred and is continuing, the Borrower may declare and pay dividends in cash with respect to its capital stock to the Parent in an amount not to exceed $5,000,000 in the aggregate to permit the Parent to pay fees and out-of-pocket expenses incurred by the Parent in connection with the acquisition of Grupo Portatel S.A. de C.V. and its subsidiaries ("Portatel") and to discharge other liabilities of the Parent incurred in the ordinary course of business."

               (d) Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    "(c) permit Capital Expenditures of the Borrower and the Subsidiaries for any fiscal year of the Borrower ending during any period set forth below to exceed the sum of (i) the amount set forth below opposite such period and (ii) any amount by which the amount set forth below opposite the period during which the immediately preceding fiscal year ended exceeds the Capital Expenditures and the investments made by the Borrower and the Subsidiaries during the immediately preceding fiscal year (calculated on a consolidated basis and in accordance with Mexican GAAP); provided, however that the aggregate amount of Capital Expenditures permitted under paragraphs (i) and
     (ii) above may be further increased on a dollar-for-dollar basis for every dollar of Credited Capital Contributions designated for such purpose by the Borrower in a notice to the Administrative Agent (and not designated to permit the incurrence by the Borrower of Attributable Debt); provided, further, that the Borrower and its Subsidiaries shall use the Credited Capital Contributions so designated for additional Capital Expenditures only to acquire Additional Assets constituting Collateral:

          Period                        Amount
          ------                        ------
     01/01/01 through 12/31/01          $225,000,000
     01/01/02 and thereafter            $240,000,000"

          (e) Section 9.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

              "(a) if to the Borrower, to it at Grupo Iusacell Celular, S.A. de C.V., Prolongacion Paseo de la Reforma 1236, Colonia Santa Fe, Delegacion Cuajimalpa, 05348 Mexico D.F., Attention of Russell A. Olson (Telecopy No. 011-525-1-09-57-62), with a copy to Juan Carlos Merodio, Esq. (Telecopy No. 011-525-1-09-57-72) and a copy to Santiago Plouin, Esq. (Telecopy No. 011-525-1-09-57-72);"

          3. Waivers. (a) Solely with respect to the acquisition by the Borrower of Grupo Portatel S.A de C.V., Portatel del Sureste S.A de C.V., Portatel Comercializadora S.A de C.V., Portatel Servicios S.A de C.V., Portatel Bienes Raices S.A de C.V. and Portatel Corporativa S.A de C.V., the Required Lenders hereby waive compliance by the Borrower with (i) Section 5.11(a) of the Credit Agreement for a period of 21 days following the Amendment Effective Date; (ii) Section 5.11(b) of the Credit Agreement for a period of (x) 45 days following the Amendment Effective Date, with respect to execution and filing of the Mortgage, (y) 90 days following the Amendment Effective Date, with respect to registration of the Mortgage in the Public Registry, and (y) 150 days following the Amendment Effective Date, with respect to obtaining SCT approval for the creation of the security interest created in respect of the Concession held by Portatel del Sureste S.A. de C.V., the registration of the security interest contemplated by the Mortgage in the Telecommunications Registry maintained by SCT, and the registration of the security interest contemplated by the Mortgage with respect to real property, if any, specified in the Mortgage in each of the relevant Public Registries of Property; and (iii) Sections 5.11(c) and (d) of the Credit Agreement for a period of 45 days following the Amendment Effective Date.

     (b) The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.01(b) and 6.08(a) solely to permit the Borrower to repurchase shares of the Borrower's common stock for cash in an aggregate amount not to exceed the equivalent in US Dollars of Mexican Ps. 1,250,000.00 in connection with the consummation of the Borrower's 30,000 for 1 reverse stock split approved by its shareholders on March 30, 2001 and the capital reduction in the amount of Mexican Ps. 206,245.40 that resulted therefrom to eliminate minority shareholders.

     4. Effect of Amendments and Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement, as amended by this Amendment, or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended by this Amendment, or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended by this Amendment, or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement set forth herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

     5. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as of the date hereof as follows:

     (a) After giving effect to the waiver set forth in Section 3(a) hereof, no Default or Event of Default has occurred and is continuing.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (c)  All representations and warranties of the Borrower contained in
Article III of the Credit Agreement (other than representations or warranties expressly made only on and as of the Restatement Effective Date) are true and correct in all material respects as of the date hereof.

     6. Effectiveness. This Amendment shall become effective (the "Amendment Effective Date") when the Agent shall have received counterparts hereof duly executed and delivered by the Borrower and the Required Lenders.

     7. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

     8. GOVERNING LAW; COUNTERPARTS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     (b) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     9. Submission to Jurisdiction. The provisions of Section 9.09 of the Credit Agreement shall apply mutatis mutandis to this Amendment and any action or proceeding in respect hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                             GRUPO IUSACELL CELULAR, S.A. de
                                             C.V.,

                                               by /s/ Russell A. Olson
                                                  ------------------------------
                                                  Name: Russell A. Olson
                                                  Title: Chief Financial Officer

                                               by /s/ Juan Carlos Merodio
                                                  ------------------------------
                                                  Name: Juan Carlos Merodio
                                                  Title: General Counsel


                                             JPMORGAN CHASE BANK (formerly
                                             known as THE CHASE MANHATTAN BANK),
                                             individually and as Administrative
                                             Agent,


                                               by /s/ Linda M. Meyer
                                                  ------------------------------
                                                  Name: Linda M. Meyer
                                                  Title: Vice President

                                                               SIGNATURE PAGE to
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                      To approve the First Amendment and Waiver:

                                                Name of Institution: BNP Paribas

                                                          by /s/ Serge Desrayaud
                                                             -------------------
                                                           Name: SERGE DESRAYAUD
                                                 Title: Head of Asset Management
                                                Media & Telecommunications Group


                                                          by /s/ Aida Kalla
                                                             -------------------
                                                                Name: AIDA KALLA
                                                                 Title: Co-Head,
                                                     Large Corporate Origination

                                                               SIGNATURE PAGE to
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT





                                  To approve the First Amendment and Waiver:

                                  Name of Institution: Citibank, NA
                                                       -------------------------

                                                         by /s/ Donna M. Cordner
                                                           ---------------------
                                                          Name: Donna M. Cordner
                                                       Title: MANAGING DIRECTOR/
                                                                  VICE PRESIDENT

                                                               SIGNATURE PAGE to
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                      To approve the First Amendment and Waiver:

                                  Name of Institution: The Toronto-Dominion Bank
                                                      --------------------------

                                                    by /s/ Jill Hall
                                                      --------------------------
                                                      Name: Jill Hall
                                                      Title: Manager-Credit
                                                             Administration

                                                               SIGNATURE PAGE to
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                      To approve the First Amendment and Waiver:

                                                  BBVA Bancomer, S.A.
                                                  Institucion de Banca Multiple
                             Name of Institution: Grupo Financiero BBVA Bancomer
                                                 -------------------------------

                                               by /s/ Carlos Velasquez Thiesay
                                                 -------------------------------
                                                  Name: Carlos Velasquez Thiesay
                                                  Title: Director

                                               by /s/ Emilio Leoroma Heredia
                                                 -------------------------------
                                                  Name: Emilio Leoroma Heredia
                                                  Title: Director

                                                               SIGNATURE PAGE TO
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    To approve the First Amendment and Waiver:

                             Name of Institution: Bank Boston N.A.
                                                  -----------------------------

                                                by /s/ Pamela Prisco Carpenter
                                                   -----------------------------
                                                   Name: Pamela Prisco Carpenter
                                                   Title: Attorney in Fact

                                                               SIGNATURE PAGE TO
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    To approve the First Amendment and Waiver:

                              Name of Institution: Wachovia Bank, N.A.
                                                   -----------------------------

                                                by /s/ J. Calvin Ratcliff, Jr.
                                                   -----------------------------
                                                   Name: J. Calvin Ratcliff, Jr.
                                                   Title: Senior Vice President

                                                               SIGNATURE PAGE TO
                                                      FIRST AMENDMENT AND WAIVER
                                                    dated as of December 7, 2001
                                         to GRUPO IUSACELL CELULAR, S.A. DE C.V.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    To approve the First Amendment and Waiver:

                                    Name of Institution: ABN AMRO Bank N.V.
                                                         -----------------------

                                                      by Boris Espinoza
                                                         -----------------------
                                                         Name: Boris Espinoza
                                                         Title: AVP



                                                      by /s/ Oscar Herrera
                                                         -----------------------
                                                         Name: Oscar Herrera
                                                         Title: AVP